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                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                       OF
                                PI GRAPHIX, INC.


     The undersigned, Lawrence Weisdorn and Robert J. Grant, hereby certify that:

     ONE: They are the duly elected and acting President and the Secretary, respectively, of Pi Graphix, Inc., a California corporation (the
"Corporation").

     TWO: The Articles of Incorporation of the Corporation are amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is 3Dshopping.com.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     This corporation is authorized to issue two classes of stock: Common and Preferred. The total number of shares of stock that this corporation has the authority to issue is 15,000,000 consisting of 10,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of

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shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

                                   ARTICLE IV

     The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law, as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of a director or former director of this corporation existing at the time of such repeal or modification. The elimination of personal liability set forth in this Article IV under the General Corporation Law of the State of California shall not be denied or limited by the corporation's Bylaws.

                                    ARTICLE V

     The corporation is authorized to indemnify its agents to the fullest extent permissible under California law, as the same exists or may hereafter be amended. For purposes of this provision, the term "agent" has the meaning set forth from time to time in Section 317 of the California Corporations Code or any successor statute. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of an agent or former agent of this corporation existing at the time of such repeal or modification. The indemnification provisions set forth in this Article V under the General Corporation Law of the State of California shall not be denied or limited by the corporation's Bylaws.

                                      * * *

     THREE: The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.

     FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of Common Stock entitled to vote with respect to the foregoing amendment and restatement is 3,645,547 shares. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on March 8, 1999. The undersigned certify under penalty of perjury under the laws of the state of California that they have read the foregoing Certificate of Amendment of Articles of Incorporation and know the contents thereof, and that the statements therein are true and correct.

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     Executed in Los Angeles, California on March 8, 1999.



                                       LAWRENCE WEISDORN
                                       -----------------------------------
                                       Lawrence Weisdorn, President



                                       ROBERT J. GRANT
                                       -----------------------------------
                                       Robert J. Grant, Secretary

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